                               AGREEMENT CONCERNING

                            TRANSFER OF CERTAIN ASSETS


                                Between And Among


                   PRICE/COSTCO, INC., PRICE ENTERPRISES, INC.,
               THE PRICE COMPANY, PRICE COSTCO INTERNATIONAL, INC.,
           COSTCO WHOLESALE CORPORATION, PRICE GLOBAL TRADING, L.L.C.,
                  PGT, INC., PRICE QUEST, L.L.C., AND PQI., INC.


                                   Dated As Of

                                November    ,1996
                                         ---

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.   ACTIONS CONCERNING PRICE GLOBAL . . . . . . . . . . . . . . . . . . . 6
     2.1   Price Costco Global Marks . . . . . . . . . . . . . . . . . . . 6
     2.2   Future Assignments For Costa Rica & Panama. . . . . . . . . . . 6
     2.3   Marianas, Guam & Panama License . . . . . . . . . . . . . . .  11
     2.4   Interest In Price Global. . . . . . . . . . . . . . . . . . .  13
     2.5   Price Global Operating Agreement. . . . . . . . . . . . . . .  13

3.   ACTIONS CONCERNING PRICE QUEST. . . . . . . . . . . . . . . . . . .  14
     3.1   Price Quest Marks . . . . . . . . . . . . . . . . . . . . . .  14
     3.2   Price Quest License . . . . . . . . . . . . . . . . . . . . .  14
     3.3   Interest In Price Quest . . . . . . . . . . . . . . . . . . .  14
     3.4   Price Quest Operating Agreement . . . . . . . . . . . . . . .  15
     3.5   Quest Operations At PriceCostco . . . . . . . . . . . . . . .  15
     3.6   Auto & Travel Operations at PriceCostco . . . . . . . . . . .  15

4.   NON-COMPETITION COVENANTS . . . . . . . . . . . . . . . . . . . . .  20
     4.1   Termination of Non-Compete Agreements . . . . . . . . . . . .  20
     4.2   Marianas, Guam & Panama Non-compete . . . . . . . . . . . . .  20
     4.3   Auto/Travel Limits on PriceCostco . . . . . . . . . . . . . .  20
     4.4   Auto/Travel Limits on PEI and PriceCostco . . . . . . . . . .  21
     4.5   Injunctive Relief . . . . . . . . . . . . . . . . . . . . . .  21

5.   COSTS & OTHER MATTERS CONCERNING THE TRANSFERS. . . . . . . . . . .  21
     5.1   Fees & Costs. . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.2   Representations . . . . . . . . . . . . . . . . . . . . . . .  22
     5.3   Trademark Documents . . . . . . . . . . . . . . . . . . . . .  23
     5.4   Interim Safeguards. . . . . . . . . . . . . . . . . . . . . .  23

6.   CERTAIN "PRICE" MARKS . . . . . . . . . . . . . . . . . . . . . . .  25
     6.1   "PriceSmart" Agreement. . . . . . . . . . . . . . . . . . . .  25
     6.2   Promotion . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.3   Registration Preclusion . . . . . . . . . . . . . . . . . . .  26
     6.4   Claims to "Price" Marks . . . . . . . . . . . . . . . . . . .  26

7.   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .  27
     7.1   Further Assurances. . . . . . . . . . . . . . . . . . . . . .  27
     7.2   Affiliate Compliance. . . . . . . . . . . . . . . . . . . . .  27
     7.3   Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     7.4   Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .  28
     7.5   Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                                         Page
                                                                         ----

     7.6   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.7   Amendment; Waiver . . . . . . . . . . . . . . . . . . . . . .  29
     7.8   Binding Effect; No Assignments. . . . . . . . . . . . . . . .  30
     7.9   Severability. . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.10  Interpretation. . . . . . . . . . . . . . . . . . . . . . . .  30
     7.11  Complete Agreement. . . . . . . . . . . . . . . . . . . . . .  30
     7.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.13  Termination . . . . . . . . . . . . . . . . . . . . . . . . .  30

                 AGREEMENT CONCERNING TRANSFER OF CERTAIN ASSETS

     This AGREEMENT, dated as of November ___, 1996, is by and between Price/Costco, Inc. ("PRICECOSTCO"); Price Enterprises, Inc. ("PEI"); The Price Company, a California corporation and wholly-owned subsidiary of PriceCostco ("TPC"); Price Costco International, Inc., a Nevada corporation and wholly-owned subsidiary of PriceCostco ("PCII"); Costco Wholesale Corporation, a Washington corporation and a wholly-owned subsidiary of Price Costco ("CWC"); Price Global Trading, L.L.C., a Delaware limited liability company ("PRICE GLOBAL"); PGT, Inc., a Delaware corporation and wholly-owned subsidiary of PEI ("PGT"); Price Quest, L.L.C., a Delaware limited liability company ("PRICE QUEST"); and PQI, Inc., a Delaware corporation and wholly-owned subsidiary of PEI ("PQI").


                                   WHEREAS:

     A. PriceCostco and PEI are parties to an Amended and Restated Agreement of Transfer and Plan of Exchange dated as of November 14, 1994 (the "1994 TRANSFER AGREEMENT"). In connection with the 1994 Transfer Agreement, PriceCostco, TPC, PEI, and the predecessors of Price Global and Price Quest entered into various agreements (including operating agreements, stockholders agreements and trademark assignments and licenses), which set forth certain rights and obligations of the parties with respect to Price Quest, Inc., Price Global Trading, Inc. and their assets and operations, and which transferred several foreign trademarks and service marks from PriceCostco and its Affiliates to PEI and its Affiliates.

     B. In November 1995, PriceCostco (through TPC) and PEI (through PGT and PQI) formed two limited liability companies, Price Quest and Price Global, which succeeded to the rights, liabilities, assets, businesses and operations of Price Quest, Inc. and Price Global Trading, Inc., respectively.

     C. This Agreement is being executed simultaneously with a Stipulation of Settlement of this date among PriceCostco, PEI and certain other parties to effect a settlement of litigation entitled IN RE PRICECOSTCO SHAREHOLDER LITIGATION, Case No. C-94-1874C, pending in the United States District Court for the Western District of Washington (the "STIPULATION OF SETTLEMENT").

     D. On the terms set forth in this Agreement, PriceCostco and PEI now desire to modify their relationship, effective as of the Effective Date defined in the Stipulation of Settlement ("Effective Date"), by transferring and assigning certain trademarks and assets (including, in particular, a transfer of foreign trademarks and service marks back to PriceCostco and its Affiliates), by terminating certain of the non-compete agreements between the parties, and modifying or terminating certain other agreements between or among the parties concerning the operations of Price Quest and Price Global.


     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS

          1.1 "AUTO REFERRAL PROGRAM" and "TRAVEL PROGRAM" mean, respectively, (i) the automobile advertising/referral program and (ii) the travel program, both as operated by Price Quest under the "PriceCostco" name as of the date of this Agreement.

          1.2 "EFFECTIVE DATE" shall have the meaning set forth in the Stipulation of Settlement.

          1.3 "PRICECOSTCO WAREHOUSE" means a "Costco" or "Price Club" warehouse location at which PriceCostco or its Downstream Affiliates operate a Club Business.

          1.4 "PRICE COSTCO GLOBAL MARKS" means all rights of Price Global, PGT and PEI and its Affiliates in and to the names, trade names, commercial names, trademarks and service marks "PRICE CLUB," "PRICE COSTCO" and "PRICE CLUB COSTCO" in the Specified Geographical Areas, including by not limited to all stylized presentations of PRICE CLUB, PRICE CLUB COSTCO and PRICE COSTCO, all designs, logos and marks containing those names, and all pending applications and registrations for the aforementioned names and marks that have been made by Price Global, PQI or PEI or its Affiliates.

          1.5 "PRICE GLOBAL LLC AGREEMENT" means the Limited Liability Company Agreement of Price Global Trading, L.L.C. dated as of 27 November 1995, between TPC and PGT.

          1.6 "PRICE GLOBAL LICENSE AGREEMENT" means The License Agreement made as of August 28, 1994 by and among PriceCostco, TPC, Price Global Trading,

Inc. and PEI, relating among other things to the "PRICE CLUB" and "PRICE COSTCO" trademarks in the Northern Mariana Islands (including Guam and Saipan) and the U.S. Virgin Islands.

         1.7 "PRICE GLOBAL OPERATING AGREEMENT" means the Operating Agreement by and among Price Global Trading, Inc., PEI, PriceCostco and TPC dated as of August 28, 1994.

         1.8 "PRICE GLOBAL'S JOETEN LICENSE" means the License, Software, Merchandise & Technical Support Agreement entered into as of December 12, 1994 by and among Price Global Trading, Inc. and Joeten Enterprises, Inc.

         1.9 "PRICE GLOBAL'S PANAMA LICENSE" means the License, Software, Merchandise & Technical Support Agreement entered into as of September 21, 1995 by and between Price Global Trading, Inc. and PriceCostco Panama, S.A.

         1.10 "PRICE QUEST MARKS" means all rights of Price Quest, PQI and PEI and its Affiliates in and to the names, trademarks and service marks "PRICE CLUB QUEST," "PRICE QUEST" and "QUEST" worldwide, including but not limited to all stylized presentations of "PRICE CLUB QUEST," "PRICE QUEST" and "QUEST" and all pending applications and registrations for the aforementioned names and marks that have been made by Price Quest, PQI or PEI or its Affiliates.

         1.11 "PRICE QUEST LLC AGREEMENT" means the Limited Liability Company Agreement of Price Quest, L.L.C. dated as of 27 November 1995, between TPC and PQI.

         1.12 "PRICE QUEST LICENSE AGREEMENT" means The License Agreement made as of August 28, 1994 by and among PriceCostco, TPC, Price Quest, Inc. and PEI.

         1.13 "PRICE QUEST OPERATING AGREEMENT" means the Operating Agreement by and among Price Quest, Inc., PEI, PriceCostco and TPC dated as of August 28, 1994.

         1.14 "STIPULATION OF SETTLEMENT" shall have the meaning set forth in Recital C above.

         1.15 "1994 TRANSFER AGREEMENT" shall have the meaning set forth in Recital A above.

         1.16  The definitions in Article I of the 1994 Transfer Agreement, in
Section 1 of the Price Global Operating Agreement and in Section 1 of the Price Quest Operating Agreement among certain of the parties to the extent not inconsistent with this Agreement, are hereby incorporated by reference and made a part of this Agreement; EXCEPT that

              (a) "SPECIFIED GEOGRAPHICAL AREAS" shall no longer include Mexico and after the Effective Date shall mean only the Commonwealth of the Northern Mariana Islands, Guam, Costa Rica and Panama, and

              (b) "SPECIFIED COMPANIES" shall mean after the Effective Date only Sam's Warehouse Club, BJ's Wholesale Club, and Wal-Mart Stores, Inc. and each of its Affiliates.

    2.   ACTIONS CONCERNING PRICE GLOBAL

         2.1 PRICE COSTCO GLOBAL MARKS. As of the Effective Date, Price Global, PGT and PEI hereby convey, transfer and assign to PCII, free and clear of any liens or encumbrances (but without warranty of registrability, enforceability or lack of conflict with any third party's trademarks or service marks), all of their rights, title and interest to and in the Price Costco Global Marks, and in all applications, registrations and claims relating to those marks; PROVIDED THAT the "PRICE COSTCO" mark in Costa Rica and Panama will be assigned only as set forth in paragraph 2.2 below. Contemporaneously with this Agreement, PEI, PGT and Price Global shall execute the Trademark Assignments at Exhibits 2.1A through 2.1H hereto, but PCII shall not attempt to file the Assignments with any governmental authority before the Effective Date.

         2.2 FUTURE ASSIGNMENTS FOR COSTA RICA & PANAMA. As shown in Exhibit 5.2A, PGT has five pending applications in both Panama and Costa Rica for the "PRICE COSTCO" mark in classes 16, 37, 39, 40 and 42. The parties understand that (1) under present Panamanian law registrations on the five applications in Panama can issue only if registrations for those same marks first issue in Costa Rica in the name of Price Global Trading, Inc., (2) the five applications for those marks have been rejected in Costa Rica and those rejections have been appealed, and (3) it is in the interest of all of the parties to determine if the registrations will be issued on these pending applications before they are assigned to PriceCostco or its Affiliates hereunder. Based on these understandings, the parties agree as follows:

              (a) As of the date of this Agreement and until both the "PRICE COSTCO" mark for Costa Rica and Panama is assigned to PCII and the rights of Price

Global's joint venturer in Panama to use that mark are terminated, PEI, PGT and Price Global will have the rights and duties (i) diligently to pursue and prosecute the five pending applications and appeal in Costa Rica, and the five pending applications in Panama, listed in Exhibit 5.2A for Costa Rica and Panama covering the "PRICE COSTCO" mark, (ii) to promptly give PriceCostco notice of all government actions in Costa Rica and in Panama relating to such applications and appeal; (iii) to oppose Almacenes Cosco's use of and applications for tradenames, commercial names, service marks and trademarks in Panama which may in Price Global's view infringe upon the "PRICE COSTCO" mark or otherwise be confusingly similar thereto; (iv) to take all reasonable steps against Almacenes Cosco and any other Person using, or filing any application to register as a trademark, service mark, tradename or commercial name in Panama, the "PRICE COSTCO" mark or any mark or name which in Price Global's view is confusingly similar thereto; (v) to promptly inform PriceCostco of any use, application or registration in Panama of any mark or name of which it is aware and which infringes or is substantially similar to the "PRICE COSTCO" mark; and (vi) to promptly inform PriceCostco of the steps it takes to carry out its rights and duties under this paragraph 2.2, including providing PriceCostco with copies of all related correspondence and other documents;

               (b) In the event PriceCostco believes that PEI, PGT or Price Global has not taken, but should be taking some action under paragraph 2.2(a), PriceCostco may so inform PEI; if then PEI, PGT or Price Global declines or fails to commence such action within fourteen (14) days thereafter, then PriceCostco may take such action. PEI, PGT and Price Global will provide any requested consents, and

PriceCostco shall promptly inform Price Global of the steps it so takes, including providing PEI with copies of all related correspondence and other documents. PEI, PGT and Price Global (i) shall have liability under paragraph 2.2(a) only for gross negligence and willful acts or willful omissions where such negligence, acts or omissions materially adversely affect the "PRICE COSTCO" mark, or any right, application or registration in or for such mark, and (ii) may assert as a defense that any loss or damage could have been mitigated or avoided if PriceCostco had taken action under this paragraph 2.2(b);

               (c) As a "safety net" in case registrations on PGT's pending applications are denied, PriceCostco or PCII will (i) promptly file and diligently pursue and prosecute in Panama applications for the "PRICE COSTCO" mark in classes 16, 37, 39, 40 and 42, and PEI, PGT and Price Global will provide any requested consents; (ii) promptly give PEI notice of all government actions in Panama relating to such applications; (iii) promptly inform PEI of the steps it takes to carry out its rights and duties of any party under this paragraph 2.2(c), including providing PEI with copies of all related correspondence and other documents;

               (d) Each party agrees to promptly sign, and to cause its Downstream Affiliates to promptly sign, any documentation (including consents) reasonably necessary to carry out the rights and duties of any party under paragraphs 2.2(a), (b) and (c), to provide all evidence reasonably necessary, and to otherwise cooperate, and to cause its Downstream Affiliates to cooperate, with the other party;

               (e) PriceCostco, PCII and CWC may pursue applications in Panama for "COSTCO", "PRICE CLUB" and "PRICE CLUB COSTCO" trademarks, service marks, tradenames and commercial names, respond to opposition thereto, and in consultation with Price Global oppose Almacenes Cosco's and other Persons' uses of and applications for tradenames, commercial names, service marks and trademarks in Panama which may in PriceCostco's view infringe upon any "COSTCO", "PRICE CLUB" and "PRICE CLUB COSTCO" names or marks; PROVIDED THAT PriceCostco, PCII and CWC will provide any requested consents regarding PGT's pending applications for the "PRICE COSTCO" mark in Panama; and PROVIDED also that nothing in this paragraph 2.2(e) shall be deemed to affect any party's position concerning any claim of right of PriceCostco and its Affiliates to operate a business in Panama while Price Global has the right to use the "PRICE COSTCO" mark in Panama;

               (f) All action undertaken by Price Global and its Affiliates pursuant to paragraphs 2.2(a) through (e) shall be at Price Global's expense, and all action undertaken by PriceCostco and its Affiliates pursuant to paragraphs 2.2(a) through (e) shall be at PriceCostco's expense; PROVIDED, however, that if there is a termination of all rights to use the "PRICE COSTCO" mark by Price Global's joint venturer in Panama before any of the dates listed below, the reasonable expenses that are described above and have been incurred solely with respect to the "PRICE COSTCO" marks will be totalled and PriceCostco and Price Global shall pay (and reimburse each other for) those expenses in the following proportions:


     IF BEFORE                PRICECOSTCO PAYS              PRICE GLOBAL PAYS
     ---------                ----------------              -----------------

     10/31/97                      100%                          0%
     10/31/98                     66.7%                       33.3%
     10/31/99                     33.3%                       66.7%

PROVIDED ALSO THAT a party whose reasonable expenses are to be paid or reimbursed shall first provide to the reimbursing party detailed invoices from and proofs of payment to the payee of each such expense;

        (g) As of the Effective Date, PEI, PGT, Price Global and their Affiliates will not use the "PRICE COSTCO" mark in Costa Rica (except to pursue the five pending applications there) or allow any other Person to use them;

        (h) PEI, PGT and Price Global will promptly assign to PCII the "PRICE COSTCO" mark for Costa Rica and for Panama, and promptly execute assignments in the form requested by PCII if, for all of the five Classes of marks for which applications are pending (whether in Costa Rica or in Panama), any of the following has occurred after the Effective Date: (1) a rejection that has become final after appeal of a pending application in Costa Rica or in Panama, (2) issuance of a registration in Panama, (3) a termination of rights to use the "PRICE COSTCO" mark by Price Global's joint venturer in Panama, or
(4) a determination by an arbitrator that PEI or its Affiliates have materially breached any of its duties under paragraphs 2.2(a) through (g) subject to the standard set out in paragraph 2.2(b); PROVIDED THAT PCII shall not attempt to file the assignments in Panama until registrations have issued in Panama. As an example of the conditions described in items (1) and (2) of this paragraph, if registrations are issued in Panama for the marks in Classes 16 and 37 and if applications are denied in Costa Rica for marks in Classes 39, 40, 42, the conditions for assignment to PCII under this paragraph 2.2(h) will have been satisfied; and

        (i) Price Global shall use diligent and reasonable efforts to negotiate with its licensee in the Northern Mariana Islands and Guam and with its joint venturer in Panama termination dates of their rights to use the Price Costco Global Marks by October 3, 1998; and, if that does not occur, at the earliest possible date before December 12, 2009 for the Northern Mariana Islands and Guam and December 21, 2015 for Panama.

        (j) PEI and its Downstream Affiliates shall use diligent and reasonable efforts to obtain from Price Global's joint venture partner in Panama, and from that partner's Affiliates, all applications, registrations, marks and commercial names containing the words "Price Costco" and "Price Club." Upon acquiring the same and at the time the "PRICE COSTCO" mark for Panama is to be assigned under paragraph 2.2(h) above, PEI and its Downstream Affiliates shall promptly assign to PCII such applications, registrations, marks and commercial names and promptly execute assignments in the form requested by PCII. Until and unless such marks and names have been assigned to Price Global or PGT, PriceCostco and its Downstream Affiliates may oppose or challenge such applications, registrations, marks or commercial names, but will discontinue any opposition or challenge upon such assignment to Price Global or PGT.

    2.3 MARIANAS, GUAM & PANAMA LICENSE. As of the Effective Date, the Price Global License Agreement is hereby amended as follows:

        (a) The definition of "Territory" in such license agreement is modified to mean only the Commonwealth of the Northern Mariana Islands and Guam and no other territory or country, PROVIDED THAT if the "PRICE COSTCO" mark for Panama is assigned to PCII, or if registration is granted upon the "safety net" applications described in paragraph 2.2(c) above, before the earliest of the dates determined under paragraph 2.3(c) below, then Panama shall also be included in the definition of "Territory" and the definition of "Marks" shall include the "PRICE COSTCO" mark in Panama;

        (b) The Commonwealth of the Northern Mariana Islands and Guam shall be deleted from the definition of "Territory" in such license agreement on the earlier of (i) December 12, 2009 (or any earlier date negotiated under paragraph 2.2(i) above), or (ii) a termination of the rights of Price Global's licensee in the Northern Mariana Islands and Guam to use the Price Costco Global Marks under Price Global's Joeten License;

        (c) Panama shall be deleted from the definition of "Territory" in such license agreement on the earlier of (i) December 21, 2015 (or any earlier date negotiated under paragraph 2.2(i) above), or (ii) a termination of the rights of Price Global's joint venturer in Panama to use the "PRICE COSTCO" mark under Price Global's Panama License;

        (d) With respect to Panama, the Marks licensed shall include only the "PRICE COSTCO" mark; and paragraphs 2.2(a), (b), (d), (e), (f) and (i) above are incorporated by reference and made a part of the Price Global License Agreement if and so long as Panama is a "Territory" under such license agreement;

        (e) The Price Global License Agreement shall terminate without any right to renew when all of the Commonwealth of the Northern Mariana Islands, Guam and Panama have been deleted from, or are not included within, the definition of "Territory" in such license agreement;

               (f) Except as expressly stated above, the Price Global License Agreement shall remain in full force and effect;

               (g) Any party to the Price Global License Agreement will upon request sign a reasonable amendment to the Price Global License Agreement that incorporates the provisions of this paragraph 2.3.

          2.4 INTEREST IN PRICE GLOBAL. For one dollar and other good and valuable consideration the receipt of which is hereby acknowledged, and as of the Effective Date, TPC hereby sells, conveys, transfers and assigns to PEI (or to PEI's Downstream Affiliate that PEI has so designated by written notice to PriceCostco before the Effective Date), free and clear of any liens or encumbrances, TPC's 49% ownership interest in Price Global, at which time PEI (or such Downstream Affiliate that PEI has designated above) shall assume all rights and liabilities of TPC as an LLC member of Price Global; PROVIDED THAT, with respect to any act, occurrence or communication before the Effective Date, TPC shall be entitled to enforce Sections 3.15 and 7.5 of the Price Global LLC Agreement (respectively, concerning "Indemnification" and "Confidentiality") and shall remain subject to the obligations of said
Section 7.5.

          2.5 PRICE GLOBAL OPERATING AGREEMENT. The Price Global Operating Agreement is hereby terminated and shall be of no further force and effect as of the Effective Date; EXCEPT that Section 2.2(e) thereof concerning "Confidentiality" shall remain in effect; EXCEPT that Price Global and PEI shall, within thirty (30) days of the Effective Date, return to PriceCostco any information received from PriceCostco or its Affiliates under
Section 2.2(a), (f) & (g) thereof without retaining any copies thereof; and EXCEPT that PriceCostco and PEI (and their Downstream Affiliates) shall permit the continuation of reciprocal shopping privileges with respect to stores operated under the Price Costco Global Marks and owned (i) by Joeten Enterprises, Inc. in the Commonwealth of the Northern Mariana Islands or Guam, or (ii) by PriceCostco Panama, S.A. in Panama, until the Price Costco Global Marks are no longer licensed under paragraph 2.3 above for the territory in which the particular stores are located.

     3.   ACTIONS CONCERNING PRICE QUEST

          3.1 PRICE QUEST MARKS. As of the Effective Date, Price Quest, PQI and PEI hereby convey, transfer and assign to TPC, free and clear of any liens or encumbrances (but without warranty of registrability, enforceability or lack of conflict with any third party's trademarks or service marks), all of their rights, title and interest to and in the Price Quest Marks, and in all applications, registrations and claims relating to those marks. Contemporaneously with this Agreement, PEI, PQI and Price Quest shall execute the Trademark Assignment at Exhibit 3.1 hereto, but TPC shall not attempt to file the Assignment with any governmental authority before the Effective Date. After the Effective Date, Price Quest, PEI and their Affiliates will not use the names "Quest," "Price Quest" or "Price Club Quest" as a trademark or service mark, but Price Quest may use the words "Price Quest" solely in its LLC name.

          3.2 PRICE QUEST LICENSE. As of the Effective Date, the Price Quest License Agreement is hereby terminated.

          3.3 INTEREST IN PRICE QUEST. For one dollar and other good and valuable consideration the receipt of which is hereby acknowledged, and as of the Effective date, TPC hereby sells, conveys, transfers and assigns to PEI (or to PEI's

Downstream Affiliate that PEI has so designated by written notice to PriceCostco before the Effective Date), free and clear of any liens or encumbrances, TPC's 49% ownership interest in Price Quest, at which time PEI (or such Downstream Affiliate that PEI has designated above) shall assume all rights and liabilities of TPC as an LLC member of Price Quest; PROVIDED THAT, with respect to any act, occurrence or communication before the Effective Date, TPC shall be entitled to enforce Sections 3.15 and 7.5 of the Price Quest LLC Agreement (respectively, concerning "Indemnification" and "Confidentiality") and shall remain subject to the obligations of said
Section 7.5.

          3.4 PRICE QUEST OPERATING AGREEMENT. The Price Quest Operating Agreement is hereby terminated and of no further force and effect as of the Effective Date; EXCEPT as stated in paragraph 3.6 below, and EXCEPT that
Section 2.5(f) concerning "Confidentiality" shall remain in effect, and that Price Quest and PEI shall, within thirty (30) days of the Effective Date and subject to 3.6(j) below, return to PriceCostco any information and materials received from PriceCostco or its Affiliates under Section 2.2(a) and 2.3(a) thereof.

          3.5 QUEST OPERATIONS AT PRICECOSTCO. From and after the Effective Date, neither PEI nor its Affiliates shall operate any part of the Quest Business in PriceCostco Warehouses or otherwise in connection with or with reference to PriceCostco except as stated in paragraph 3.6 below.

          3.6 AUTO & TRAVEL OPERATIONS AT PRICECOSTCO. From and after the Effective Date, PEI (or PEI's Downstream Affiliate that PEI has so designated by written notice to PriceCostco) shall have the right and duty to operate the Auto Referral Program and the Travel Program, and shall do so only in those PriceCostco Warehouses in the

United States in which they are currently operated by Price Quest (or which are added under paragraph 3.6(d) below), through advertisements published in The PriceCostco Connection and through promotional materials linked to and from PriceCostco's Internet home page, under the following terms and conditions:

              (a) The Auto Referral Program and the Travel Program shall be operated in substantially the same manner, at the same or higher level of quality and value, and using the same or equivalent space in PriceCostco Warehouses, as on the date of this Agreement (and, in each such warehouse, PriceCostco shall (i) provide sufficient space to display one brochure rack for the Auto Referral Program and one brochure rack and display panel for the Travel Program and (ii) use best efforts to provide sufficient space to display one automobile); PROVIDED THAT PEI (or its Downstream Affiliate) shall provide to PriceCostco, for PriceCostco's prior review and approval (which approval shall not be unreasonably withheld, or delayed if PriceCostco has received reasonable advance notice), all brochures, flyers, display panels, advertisements in The PriceCostco Connection, promotional materials on the Internet, and other materials concerning these programs, prior to any publication or distribution thereof to PriceCostco members or to others when using any PriceCostco name or mark;

              (b) PEI (or its Downstream Affiliate) may purchase advertising for these programs in The PriceCostco Connection on the same terms, net of discounts, as other advertisers for equivalent advertising space purchased;

              (c) PriceCostco will, in PriceCostco Warehouses and in substantially the same manner as on the date of this Agreement, maintain and stock brochure racks for the Auto Referral Program and Travel Program and provide for security of these racks and of displayed automobiles;

              (d) In each of the fiscal years ending August 1997, 1998 and 1999, PriceCostco shall permit the Auto Referral Program and the Travel Program to expand into as many as ten (10) additional PriceCostco Warehouses in the United States (to the extent they exist) which will be selected by PriceCostco with PEI's consent (which consent shall not be unreasonably withheld), utilizing space equivalent to the space so used in existing PriceCostco Warehouses, unless otherwise agreed by the parties.

              (e) PEI (or its Downstream Affiliate) may without liability terminate its rights and duties set forth in this paragraph 3.6 with respect to either the Auto Referral Program or the Travel Program or both, upon sixty
(60) days written notice to PriceCostco, and such rights and duties will terminate without any right to renew sixty (60) days from such notice. If not earlier terminated, all rights and duties under this paragraph 3.6 with respect to both the Auto Referral Program and the Travel Program will terminate on October 31, 1999, without any right to renew;

              (f) From all operations of these programs that occur before these rights terminate, PEI (or its Downstream Affiliate) shall pay to PriceCostco each of the following: (i) for the Auto Program, 20% of the gross revenues derived from the PriceCostco Auto Program Internet site linked to and from PriceCostco's Internet home page, and 55% of the gross revenues derived from all other advertising or promotion via PriceCostco Warehouses, The PriceCostco Connection or other medium which utilizes the "PriceCostco" name or mark; (ii) for car rentals, hotel bookings and other travel services besides vacation packages and cruises, 15% of the received commissions derived from any advertising or promotion via PriceCostco Warehouses, The PriceCostco Connection, the PriceCostco Travel Program Internet site linked to and from PriceCostco's Internet home page, or other medium which utilizes the "PriceCostco" name or mark; and (iii) for vacation packages and cruises, 1% of the net sales derived from any advertising or promotion via PriceCostco Warehouses, The PriceCostco Connection, the PriceCostco Travel Program Internet site linked to and from PriceCostco's Internet home page, or other medium which utilizes the "PriceCostco" name or mark;

               (g) All such amounts shall be paid within fourteen (14) calendar days of the end of PriceCostco's four-week accounting period in which the revenues, commissions or sales payments are received by PEI (or its Downstream Affiliate);

               (h) Pursuant to and solely in accordance with the License Agreement at Exhibit 3.6(h) which PEI shall execute contemporaneously with this Agreement, PEI (or its Downstream Affiliate) (i) shall only use a "PriceCostco Auto Program" mark and a "PriceCostco Travel Program" mark in connection with these programs, and (ii) shall use these marks solely in flyers and brochures and on brochure racks and display panels placed in PriceCostco Warehouses, in advertisements in The PriceCostco connection and in promotional materials linked to and from the PriceCostco Internet home page, and in non-public communications with auto dealers and travel service providers;

               (i) To the extent they are not inconsistent with the above or with any other provision of this Agreement, Sections 2.2(b), 2.4(a)(i), and 2.7 of the Price Quest Operating Agreement are hereby incorporated by reference EXCEPT that all references to the Quest Business shall be deemed to mean only the Auto Referral Program and the Travel Program;

           (j) Price Quest may retain only such membership information from PriceCostco's membership database that has become a part of its own customer database pursuant to Section 2.7 of the Price Quest Operating Agreement, and neither it nor PEI nor its Affiliates may market or describe its membership information to others as originating from or including data of PriceCostco or its Affiliates; and

           (k) Notwithstanding any other provisions of this Agreement, PEI (and its Affiliates) may own and operate any automobile related businesses, any travel related businesses, and any other Quest Business, in any manner, using any medium, and in any location (and without any monetary obligation to PriceCostco), provided that such businesses do not use in any way the names or marks "PriceCostco," "Price Club" or "Costco," and provided further that any such activity is not precluded under Section 4.4 of this Agreement.

           (l) Price Quest has registered Internet domain names containing the words "Price Costco Auto" and "Price Costco Travel." PEI and its Downstream Affiliates will promptly assign to Price Costco (or to a Downstream Affiliate designated by PriceCostco) or relinquish as directed by PriceCostco (i) the Internet domain name(s) containing the words "Price Costco Auto" upon any termination of the Auto Referral Program under Paragraph 3.6(e) above or of the license to use the mark "Price Costco Auto Program" mentioned in Paragraph 3.6(h), and (ii) the Internet domain name(s) containing the words "Price Costco Travel" upon any termination of the Travel Program under paragraph 3.6(e) above or of the license to use the mark "Price Costco Travel Program" mentioned in Paragraph 3.6(h)

    4. NON-COMPETITION COVENANTS

       4.1 TERMINATION OF NON-COMPETE AGREEMENTS. All agreements and covenants not to compete between (i) PriceCostco or its Affiliates and
(ii) PEI or its Affiliates (including without limitation Section 6.6 of the 1994 Transfer Agreement) are hereby terminated as of the Effective Date and shall be of no further force and effect, except as explicitly stated in paragraphs 4.2, 4.3 and 4.4 below.

       4.2 MARIANAS, GUAM & PANAMA NON-COMPETE. As of the Effective Date the covenants not to compete in Section 6.6(b)(i) of the 1994 Transfer Agreement and in Section 2.1(a) of the Price Global Operating Agreement shall continue only (i) within the Commonwealth of the Northern Mariana Islands, Guam and Panama, and (ii) in duration as follows:

           (a) With respect to the Northern Mariana Islands and Guam, only until the earlier of October 31, 1999, or a termination of Price Global's Joeten License, and

           (b) With respect to Panama, only until the earlier of October 31, 1999, or a termination of Price Global's Panama License.

       4.3 AUTO/TRAVEL LIMITS ON PRICECOSTCO. As of the Effective Date until October 31, 1999, PriceCostco and its Downstream Affiliates may not conduct, and will not allow any third party to conduct, the Auto Referral Program and the Travel Program or substantially similar programs in the United States through PriceCostco

Warehouses, The PriceCostco Connection or the Internet; PROVIDED THAT PriceCostco and its Downstream Affiliates may without restriction (i) sell directly to their members automobiles (but not by referral to a third party other than a PriceCostco Downstream Affiliate), vacation packages (but not cruises) and airline tickets, and (ii) investigate, experiment with and develop other concepts in the auto and travel businesses.

       4.4 AUTO/TRAVEL LIMITS ON PEI AND PRICECOSTCO. From the Effective Date until October 31, 1999, neither PEI nor its Downstream Affiliates, nor PriceCostco nor its Downstream Affiliates, shall operate or conduct the Auto Referral Program, the Travel Program or a substantially similar program with, or from within a location that is owned or operated by, any of the Specified Companies.

       4.5 INJUNCTIVE RELIEF. In the event of a breach or threatened breach of paragraphs 4.2, 4.3 or 4.4 by any party, the parties agree that money damages, alone, would be an inadequate remedy, and that the aggrieved party may, pending arbitration or as part of an arbitral award under paragraph 7.4 below, apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach.

   5.  COSTS & OTHER MATTERS CONCERNING THE TRANSFERS

       5.1 FEES & COSTS. Fees and costs shall be paid as follows:

           (a) Paragraphs 5.4 below shall apply to certain fees and costs incurred between the date of this Agreement and the Effective Date with respect to interim safeguards;

               (b) Paragraph 2.2(f) above shall apply to certain fees and costs incurred with respect to Panama;

               (c) Except as provided in paragraph 2.2(f) for Panama, TPC and PCII will prepare the documentation for, and cause the filing and recordation of, the assignments to them under this Agreement, and reimburse those reasonable fees and costs that PEI and its Affiliates incur to third parties in connection with such assignments after the Effective Date for acts taken at the express direction of TPC or PCII; PROVIDED THAT PEI provides detailed invoices from and proofs of payment to the payee of each expense covered by this paragraph 5.1(c); and

               (d) Otherwise, each party shall be solely responsible for all fees and costs it incurs with respect to any act or transaction contemplated by this Agreement.

          5.2 REPRESENTATIONS. PEI, PGT, PQI, Price Global and Price Quest warrant and represent that:

               (a) Complete and accurate lists of all applications and registrations of the Price Costco Global Marks, and of the Price Quest Marks, that they or their Affiliates own or have filed with any governmental authority (or that were previously assigned by PriceCostco or its Affiliates), and of the file numbers, trademark or service mark classes, registration dates, application dates and status thereof, appear respectively in Exhibit 5.2A and Exhibit 5.2B hereof;

               (b) PGT or Price Global own each of the Price Costco Global Marks, and neither they nor their Affiliates have (i) licensed or sub-licensed any of the Price Costco Global Marks except to Joeten Enterprises, Inc. pursuant to Price Global's Joeten License and to PriceCostco Panama, S.A. pursuant to Price Global's Panama

License, or (ii) assigned any of the Price Costco Global Marks (except that PGT has previously assigned certain of these Marks to Price Global); and

               (c)  Neither PEI, PQI nor Price Quest nor their Affiliates have
(i) licensed or sub-licensed any of the Price Quest Marks, or (ii) assigned any of the Price Quest Marks (except that PQI has previously assigned certain of these Marks to Price Quest).

          5.3 TRADEMARK DOCUMENTS. After the Effective Date, PEI, Price Global and Price Quest shall (i) promptly deliver to PriceCostco all file wrappers, applications, registrations, files of trademark counsel, and correspondence to or from any governmental authority that are in their custody or control and that concern the Price Costco Global Marks and the Price Quest Marks, and (ii) will promptly sign, and to cause their Downstream Affiliates to promptly sign, any documentation reasonably necessary to file, perfect or transfer to PriceCostco and its Affiliates (e.g., PCII and TPC) any applications or registrations that concern those marks, to provide all evidence reasonably necessary for these purposes, and to otherwise cooperate, and to cause their Downstream Affiliates to cooperate, with PriceCostco and its Affiliates, and use diligent and reasonable efforts to cause their other Affiliates to do each of the foregoing; PROVIDED THAT this paragraph 5.3 will apply to the "PRICE COSTCO" mark in Costa Rica and Panama when assignment of such mark is required under paragraph 2.2(h) above.

          5.4 INTERIM SAFEGUARDS. Between the date of this Agreement and the Effective Date, Price Global, Price Quest, PEI and their Downstream Affiliates shall

               (a) As to Panama, apply paragraphs 2.2(a) through 2.2(f) of this Agreement as if it applied between the date of this Agreement and the Effective Date;

PROVIDED that no reimbursement of expenses will occur if the settlement referred to in Recital C does not become final;

               (b) As to all other countries in the Specified Geographical Areas, take all necessary or appropriate steps to preserve all applications and registrations, including all rights and claims relating to those applications and registrations, with respect to the Price Costco Global Marks, or the Price Quest Marks, so that no such right, claim application or registration is abandoned or materially adversely affected, and will at the request of PriceCostco make filings to preserve rights with respect to the marks and take steps to oppose uses, applications and registrations that in PriceCostco's view conflict with any such marks, and PriceCostco will reimburse PEI for the costs of those steps which are taken between the date of this Agreement and the Effective Date, which PriceCostco has approved in advance (which approval may not be unreasonably withheld if PEI gives reasonable advance notice of the estimated costs and of the specific services for which such costs will be incurred), and for which PEI provides detailed invoices from and proofs of payment to the payee of each such expense; PROVIDED THAT, whether or not the settlement referred to in Recital C becomes final, PriceCostco will reimburse such costs incurred for new applications filed at PriceCostco's request and for actions taken at PriceCostco's request to oppose uses, applications and registrations in countries where PGT or Price Global do not have applications listed in Exhibit 5.2A; and PROVIDED further that no other reimbursement will occur if the settlement referred to in Recital C does not become final; and

               (c) Promptly inform PriceCostco of any use, application or registration in the Specified Geographical Areas (except Panama) of any mark or name of which they are aware and which infringes or is substantially similar to any of the Price Costco Global Marks, and, at PriceCostco's election, direction and expense, prosecute or oppose any such use, application or registration; PROVIDED, however that Price Global, Price Quest, PEI and their Affiliates may elect to so prosecute or oppose such use, at their own direction and expense.

          5.6 Any reference to a "mark" in this Agreement shall be deemed to include any stylized form of the mark and any logo or design that includes the mark.

          5.7 Nothing in this Agreement shall affect any rights or liabilities between or among the parties arising from any tax allocation agreement, or from any balances owed on previous commercial transactions between PriceCostco or any of its Downstream Affiliates and either Price Global, PGT, Price Quest, or PQI.

      6.  CERTAIN "PRICE" MARKS

          6.1 "PRICESMART" AGREEMENT. PriceCostco on behalf of itself and its Downstream Affiliates and PEI on behalf of itself and its Downstream Affiliates agree that PEI and its Downstream Affiliates may use the name "Price" in a "PriceSmart" mark, but they shall not use a "PriceSmart" mark for or in connection with a Club Business or any other membership activity named "PriceSmart" in the United States, Canada or Mexico; no such limitation applies outside the United States, Canada or Mexico.

          This limitation as to use of the name "Price" and the mark "PriceSmart" shall no longer apply commencing 24 months after PriceCostco and its Downstream Affiliates cease their use of the names and marks "Price Costco" and "Price Club."

          6.2 PROMOTION. PEI and its Downstream Affiliates shall not in any way promote their businesses using the "PriceCostco" or "Price Club" names or marks, or the goodwill associated with those names and marks except as otherwise in this Agreement provided.

          Nothing contained herein shall restrict the employees of PEI or its Downstream Affiliates from truthfully referencing their prior employment and responsibilities with PriceCostco or its Downstream Affiliates if, at the same time, they expressly disclaim any present association with PriceCostco and Price Club.

          6.3 REGISTRATION PRECLUSION. PEI and its Downstream Affiliates and PriceCostco and its Downstream Affiliates shall each take reasonable steps and cooperate with each other so that

               (a) any application or registration of the "PriceSmart" mark does not preclude any application or registration by PriceCostco or its Downstream Affiliates of the "Price Costco" or "Price Club" marks; and

               (b) any application or registration of the "Price Costco" or "Price Club" marks does not preclude any application or registration by PEI or its Downstream Affiliates of the "PriceSmart" mark.

          6.4 CLAIMS TO "PRICE" MARKS. Neither this Agreement, nor the License Agreement to be executed under paragraph 3.6(h) above, nor any trademark assignments to be executed pursuant to this Agreement, nor any Exhibit to this Agreement, nor the Stipulation of Settlement will

               (a) Affect any existing or future rights or liabilities of any party, or between or among the parties, concerning PEI's or its Affiliates' application for, or registration or use of, or any claim of right or cause of action by any of them to apply for, register or use, currently or in the future, the "PRICE ONLINE" mark or any other mark or name of which the word "PRICE" is an element, or any claims, causes of action, oppositions, and objections of PriceCostco and its Affiliates with respect thereto--except as explicitly provided in paragraphs 6.1 through 6.3 above and in the licenses and assignments to be executed pursuant to this Agreement (and said licenses and assignments shall not be deemed to affect marks or names other than those which are the subjects of those licenses and assignments); or

               (b) Be deemed a waiver of or estoppel with respect to any rights or liabilities, or an acquiescence in any act or circumstance, with respect to any such marks.

       7.  GENERAL PROVISIONS

           7.1 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, parties shall (i) use all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, that are necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to promptly execute any assignments, documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing.

           7.2 AFFILIATE COMPLIANCE. PriceCostco and PEI shall each cause each of their Downstream Affiliates, whether now existing or hereafter formed and whether or not named herein, and shall use best efforts to cause any Person who may hereafter control either of them as well as any such Person's Downstream Affiliates, (i) to comply with the terms of this Agreement, and (ii) to take no act that would interfere or be inconsistent with any of the terms of this Agreement; and shall use diligent and reasonable efforts to cause their other Affiliates to do each of the foregoing.

     7.3 GUARANTIES. To the extent any Downstream Affiliates of PEI or Price-Costco perform any duties or assume any liabilities hereunder, PEI and Price-Costco each hereby guarantee the performance of such duties and the discharge of such liabilities by its respective Downstream Affiliates.

     7.4 ARBITRATION. All claims and disputes between or among the parties to this Agreement relating in any way to this Agreement or its performance, interpretation, validity, breach or subject matter (including any contract, tort or statutory claim), shall be resolved by binding arbitration in the manner set forth in Section 10.3 of the 1994 Transfer Agreement, which is hereby incorporated by reference and made a part of this Agreement. Before a party commences any arbitration, it will give the opposing party or parties written notice of the claim or dispute, and, during the seven (7) days following the notice, the parties concerned will make diligent and reasonable efforts to confer at least once (by telephone or in person) in an attempt to resolve the claim or dispute.

     7.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     7.6 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission,
(b)confirmed delivery by a standard overnight carrier or (c) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the following addresses (or at such other address as PriceCostco or PEI shall specify by like notice):

                    If to PriceCostco or TPC, to:

                    Price/Costco, Inc.
                    999 Lake Drive
                    Issaquah, Washington 95027

                    Attention:  James D. Sinegal
                                          and
                                   Joel Benoliel

                   If to PEI, Price Global or Price Quest, to:

                   Price Enterprises, Inc.
                   4649 Morena Boulevard
                   San Diego, California 92117

                   Attention:  Robert E. Price
                                         and
                                Robert M. Gans

Any matter or material for which consent or approval is sought or required under paragraph 5.4(b) of this Agreement shall first be sent under this notice provisions to the party from whom consent or approval is sought.

     7.7 AMENDMENT: WAIVER. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Any agreement on the part of a party hereto to an extension or waiver with respect to any obligation or condition hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     7.8 BINDING EFFECT: NO ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights or delegate any of its duties hereunder, except as expressly stated herein or except to a party's Downstream Affiliate.

     7.9 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     7.10 INTERPRETATION. The descriptive headings contained in this Agreement are solely for convenience of reference, and do not constitute a part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     7.11 COMPLETE AGREEMENT. This Agreement and the Stipulation of Settlement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.

     7.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     7.13 TERMINATION. This Agreement will terminate and be of no further force or effect if, before the Effective Date, the Stipulation of Settlement terminates.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                              PRICE/COSTCO, INC.

                              By:  /s/ James D. Sinegal
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PRICE ENTERPRISES, INC.

                              By:  /s/ Robert E. Price
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              THE PRICE COMPANY

                              By:  /s/ James D. Sinegal
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PRICE COSTCO INTERNATIONAL, INC.

                              By:  /s/ James D. Sinegal
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              COSTCO WHOLESALE CORPORATION

                              By:  /s/ James D. Sinegal
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PRICE GLOBAL TRADING, L.L.C.

                              By:  /s/ Robert E. Price
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PRICE QUEST, L.L.C.

                              By:  /s/ Robert E. Price
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PGT, INC.

                              By:  /s/ Robert E. Price
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                              PQI, INC.

                              By:  /s/ Robert E. Price
                                   ----------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------